UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                              Departure of Directors or Certain Officers

Resignation of Executive Vice President and General Manager, Protection, Power and High-Reliability Product Group

On March 3, 2015, Jeffrey T. Pohlman announced his decision to retire and submitted his resignation, effective March 4, 2015, as Executive Vice President and General Manager, Protection, Power and High-Reliability Product Group of Semtech Corporation (the “Company”).  Mr. Pohlman has agreed to continue as an employee of the Company for up to thirty (30) days following the resignation of his position to provide support during the transition period.

Item 7.01 Regulation FD Disclosure

On March 4, 2015, the Company issued a press release announcing, among other matters, its acquisition of Triune Systems, L.L.C., a privately-held supplier of wireless charging and power management platforms targeted at high and low power, high efficiency applications.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01 Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit
Number	Description

99.1	Press Release of Semtech Corporation dated March 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMTECH CORPORATION

Date: March 4, 2015	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer